SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): March 26, 2000
                                                         ---------------

                              NIAGARA BANCORP, INC.
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               (Exact Name of Registrant as Specified in Charter)

           Delaware                       0-23975                  16-1545669
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(State or Other Jurisdiction       (Commission File No.)        (I.R.S. Employer
      of Incorporation)                                      Identification No.)


6950 South Transit Road, P.O. Box 514, Lockport, New York          14095-0514
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(Address of Principal Executive Offices)                           (Zip Code)

Registrant's telephone number, including area code:           (716) 625-7500
                                                              --------------



                                 Not Applicable
           ----------------------------------------------------------
          (Former name or former address, if changed since last report)





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Items 1, 2, 3, 4 and 6:             Not Applicable

Item 5.  Other Events
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     Niagara  Bancorp,  Inc. (the  "Registrant" or "Niagara  Bancorp") and First
Niagara Merger Corp, a wholly-owned subsidiary of Niagara Bancorp ("Merger Corp"), entered into an Agreement and Plan of Merger (the "Agreement') with Iroquois Bancorp, Inc. ("Iroquois") as of March 26, 2000. Iroquois is the holding company for Cayuga Bank and The Homestead Savings, FA. As of December 31, 1999, Iroquois had total assets of $595.1 million and total deposits of $461.1 million. Under the terms of the Agreement, Iroquois will be merged into the Merger Corp, all shares and outstanding stock options of Iroquois will be cancelled, and Niagara Bancorp will pay $33.25 per share in cash for each of the 2,306,880 outstanding shares. Niagara Bancorp will also pay the difference of $33.25 and $16.11 (weighted average exercise price) for 208,200 outstanding stock options. As a result of the merger, Cayuga Bank will operate as a wholly-owned subsidiary of Niagara Bancorp. Homestead Savings will not operate as a separate subsidiary. The aggregate purchase price for Iroquois is approximately $80.3 million. The transaction will be accounted for using the purchase method.

     A copy of the Agreement and Plan of Merger was previously filed as an exhibit to the Form 8-K filed with the Securities and Exchange Commission by Iroquois on April 6, 2000.

     On March 24, 2000 Niagara Bancorp completed its acquisition of Albion Banc Corp. ("Albion") and its wholly-owned subsidiary, Albion Federal Savings and Loan Association. As of December 31, 1999, Albion had total assets of $78.7 million and total deposits of $61.0 million. Under the terms of the Albion Merger, Niagara Bancorp is paying $15.75 per share in cash for each of the 753,058 outstanding shares and outstanding stock options. Albion Federal has been merged into First Niagara Bank, and Albion Federal's two branch locations have become branch offices of First Niagara Bank. The aggregate purchase price for Albion was approximately $12.4 million. The transaction has been accounted for using the purchase method.


Item 7.  Financial Statements, Pro Forma Financial Information, and Exhibits
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         None.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                                     NIAGARA BANCORP, INC.



DATE: April 10, 2000                    By: /s/ Paul J. Kolkmeyer
                                            ------------------------------------
                                            Paul J. Kolkmeyer
                                            Executive Vice President and Chief
                                            Financial Officer